Exhibit 99.1

THE CHILDREN’S PLACE ENTERS INTO $80 MILLION TERM LOAN AGREEMENT

Net Proceeds to Pay Down the Company’s Revolving Credit Facility

Secaucus, New Jersey – October 6, 2020 – The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced the completion of an $80 million secured term loan financing with Crystal Financial LLC. The net proceeds from the term loan will be used to repay borrowings under the Company’s secured revolving credit facility with certain banks.

Michael Scarpa, Chief Financial Officer, commented, “We are pleased to have completed the $80 million term loan financing with Crystal Financial. The term loan will provide the Company with additional capital, further strengthening our financial position and providing financial flexibility.”

The term loan is secured by a first lien on the Company’s intellectual property and certain other assets, and a second lien on the assets securing the revolving credit facility. Interest is payable monthly, at the greater of the three month LIBOR and 1.00%, plus 7.75% or 8.00% depending on the average excess availability of credit under the revolving credit facility. The term loan is payable in quarterly installments beginning with the Company’s fiscal quarter ending on or around July 31, 2021 and matures on the earlier of October 5, 2025 and the maturity of the revolving credit facility.

Also, in connection with the term loan financing, the Company entered into an amendment to the Company’s revolving credit facility providing for certain changes that permit the term loan and align the terms of the revolving credit facility to those of the term loan.

Additional information about the term loan is contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2020.

About The Children’s Place

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells at retail and wholesale, and licenses to sell fashionable, high-quality merchandise predominantly at value prices, primarily under the proprietary “The Children’s Place”, “Place”, “Baby Place,” and “Gymboree” brand names. As of August 1, 2020, the Company had 824 stores in the United States, Canada and Puerto Rico, online stores at www.childrensplace.com and www.gymboree.com, and the Company’s eight international franchise partners had 276 international points of distribution in 19 countries.

About Crystal Financial LLC

Crystal Financial LLC, a portfolio company of Solar Capital Ltd. is a leading provider of direct private credit focused on originating, underwriting and managing both asset based and cash flow debt financings to middle-market companies. Since inception in 2006, its team of experienced, responsive professionals have provided more than $4 billion in secured debt commitments across a wide range of industries. For more information please visit www.crystalfinco.com.

Forward Looking Statements

This press release, contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and adjusted net income per diluted share. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended February 1, 2020 and supplemented by the “Risk Factors” sections of its quarterly reports on Form 10-Q for the fiscal quarter ended May 2, 2020 and the fiscal quarter ended August 1, 2020. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions, the risks related to the COVID-19 pandemic, including the impact of the COVID-19 pandemic on our business or the economy in general (including decreased customer traffic, schools adopting a remote learning model, closures of businesses and other activities causing decreased demand for our products and negative impacts on our customers’ spending patterns due to decreased income or actual or perceived wealth, and the impact of the CARES Act and other legislation related to the COVID-19 pandemic, and any changes to the CARES Act or such other legislation), the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions and disruptions in the Company’s global supply chain, including resulting from COVID-19 or other disease outbreaks, foreign sources of supply in less developed countries or more politically unstable countries, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:  Investor Relations, (201) 558-2440 ext. 14500